UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2011

FUSIONTECH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53837	26-1250093
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 26 Gaoneng Street, High Tech Zone, Dalian, Liaoning Province, China	116025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0411-84799486

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 2, 2011, FusionTech, Inc. (the “Company”) borrowed $760,770 from Lixin Wang, the Company’s Chairman and Chief Executive Officer, pursuant to a loan agreement. The loan carries an annual interest rate of 8% and the principal and interest are payable on the maturity date of August 31, 2011.

Item 2.03 Creation of a Direct Financial Obligation

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 3, 2011, the Board of Directors of the Company voted to (i) increase the size of the Board of Directors to five and (ii) appoint Messrs. James Bloom, Yanming Wen and Caiyuan Yu as members of the Board of Directors effective immediately. The Board of Directors determined that each of Messrs. Bloom, Wen and Yu are independent directors pursuant to the NYSE Amex listed company standards and the independence standards set forth in the Company’s corporate governance guidelines. The Board of Directors has determined that Mr. Bloom is an “audit committee financial expert,” as defined under Item 407(d) of Regulation S-K. The Board of Directors has appointed Messrs. Bloom, Wen and Yu to serve as members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board of Directors has named Mr. Bloom the Chairman of the Audit Committee, Mr. Wen the Chairman of the Nominating and Corporate Governance Committee, and Mr. Yu the Chairman of the Compensation Committee.

There are no arrangements, understandings or family relationships between the Company and any other director or executive officer of the Company pursuant to which Messrs. Bloom, Wen and Yu were selected as directors, nor are there or have there been any transactions between Messrs. Bloom, Wen and Yu and the Company in which they have or had a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the Commission. The Company has agreed to compensate Mr. Bloom with a salary of $50,000 per annum, and Messrs. Wen and Yu with salaries of $15,223 per annum.

Biographies

Mr. James Bloom, Director

Mr. Bloom was a former board member and regulator at the Philadelphia Stock Exchange from 1979 to 1998, the Stock Clearing Corporation of Philadelphia from 1982 to 1985 and 1992 to 1996, and the Philadelphia Depository Trust Company from 1982 to 1985 and 1992 to 1997. Mr. Bloom serves as a Treasurer and a member of the Audit and Finance Committees of the Fairmount Park Historical Preservation Trust, and is a member of the Philadelphia Sports Congress and the Fund for the Water Works. At the Philadelphia Stock Exchange, Mr. Bloom was chairman of several committees holding significant regulatory responsibilities. As the Chairman of the Business Conduct Committee, Mr. Bloom regulated all activity of the exchange’s members and worked closely with the Securities and Exchange Commission to enforce the rules of the exchange. As the Chairman of the Option Committee, Foreign Currency Committee and Floor Procedure Committee, Mr. Bloom helped write and enforce trading rules and practices. Mr. Bloom started his professional career as Senior Vice President in charge of floor operations at Raymond James and Associates. From 1979 to 1985, Mr. Bloom managed all of Drexel Burnham Lambert’s activities at the Philadelphia Stock Exchange. Mr. Bloom is also a founding member of the Bloom Staloff Corporation, a trading firm with memberships on the American Stock Exchange, the Philadelphia Stock Exchange, the Pacific Stock Exchange and the Boston Stock Exchange. He is the President and founder of James J. Bloom LLC, a government affairs and business consulting firm. Mr. Bloom brings to the Board of Directors over 35 years of experience in the financial services industry and an intimate familiarity with SEC rules and regulations.

Mr. Yanming Wen, Director

Mr. Wen graduated from Tsinghua University in 1970 with a degree in chemical engineering. Mr. Wen brings over 40 years of steel industry experience from his lifelong career at Jinan Iron and Steel where he has served as Head of Coking Technology, Vice President and Senior Engineer until his retirement in 2008. Currently he serves as Vice President of the Jinan Association for Science and Technology. Mr. Wen has implemented clean technology initiatives in the China metallurgy industry including innovative methods of coke dry quenching, waste water treatment, gas-steam power generation and coal moisture control. Mr. Wen holds over 20 invention patents related to these fields. Mr. Wen’s work has received awards from the PRC State Council, Chinese Academy of Engineering and City Government of Jinan. Mr. Wen is also a senior technical consultant to the China Coking Industry Association and a part-time professor at the Dalian University of Technology.

Mr. Caiyuan Yu, Director

Mr. Yu has been a chemical engineering professor and the Head of the Chemical Engineering Research Department at the Dalian University of Technology, a prominent science and technology university in China, since 1982.  Mr. Yu has also studied at the University of Karlsruhe in Germany, one of the leading technical universities in Europe. Professor Yu is the Vice Chairman of the Committee of Dehydration Technology at the Chemical Industry and Engineering Society of China, a national academic organization of Chinese chemical and engineering professionals. Professor Yu is an expert in chemical and mechanical engineering and has published 43 research papers regarding these subjects. He is also the co-owner of 10 patents related to these fields. Professor Yu's brings to the Board of Directors scientific expertise in chemical properties, dehydration techniques and advanced machinery.

 Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 3, 2011, the Board of Directors of the Company adopted a Code of Conduct (the “Code of Conduct”). The Code of Conduct addresses Company-wide conduct including, among other things, honest and candid conduct, conflicts of interest, disclosure, compliance with laws, corporate opportunities and use of company assets, confidentiality, fair dealing, and reporting and accountability. A copy of the Code of Conduct is filed as Exhibit 14.1 hereto and is incorporated herein by reference.

The Code of Conduct will be posted as soon as practicable on the Company’s website, www.cleanfusiontech.com.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits.

Exhibit No.	Description
14.1	Code of Conduct
99.1	Audit Committee Charter
99.2	Compensation Committee Charter
99.3	Nominating and Corporate Governance Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSIONTECH, INC.
(Registrant)
Date:	March 3, 2011	By:	/s/ Lixin Wang
		Name:	Lixin Wang
		Title:	Chief Executive Officer